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                                                                   EXHIBIT 10.01


                                    AGREEMENT

         THIS AGREEMENT ("Agreement"), dated the 16th day of October, 2002, is made by and between Comshare, Incorporated, a Michigan corporation ("Comshare"), Codec Systems Limited ("Codec"), and John H. MacKinnon ("MacKinnon").

         WHEREAS, a certain Standstill Agreement ("Standstill Agreement") was entered into between Comshare, Codec and Anthony Stafford ("Stafford") on August 15, 2002; and

         WHEREAS, pursuant to the Standstill Agreement, Comshare and Codec have agreed that MacKinnon would be the best candidate to serve as the Independent Director, as defined and described in the Standstill Agreement; and

         WHEREAS, the Comshare Board of Directors (the "Board") would like to elect MacKinnon to serve as a Board member and recommend that the shareholders vote for him to serve as a director; and

         WHEREAS, MacKinnon would like to become a member of the Comshare Board.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF COMSHARE. Comshare hereby represents and warrants to MacKinnon as of the date hereof as follows:

            a. Comshare has full power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Comshare has been duly authorized by the Comshare Board and requires no further Board or stockholder action. This Agreement constitutes a valid and binding obligation of Comshare and the performance of its terms does not constitute a violation of its articles of incorporation or by-laws or a default under any instrument, judgment, order, writ, decree or contract to which Comshare is a party.

            b. There are no arrangements, agreements or understandings between MacKinnon, Comshare and Codec other than as set forth in this Agreement and the Standstill Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF MACKINNON. MacKinnon hereby represents and warrants to Comshare as of the date hereof as follows:

            a. MacKinnon is not the subject of any order, judgment, writ or decree which prohibits him from serving as an officer or director of Comshare or any company that has a class of securities registered pursuant to Section 12 of the Exchange Act. Except as set forth in
         Section 1(a) above, neither MacKinnon, nor to his knowledge, any affiliate, associate or immediate family (as defined in Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC")) of MacKinnon beneficially owns any shares or rights to acquire shares of Comshare common stock.



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            b. No event has occurred with respect to MacKinnon that would require disclosure in a Comshare report or other document filed on the date hereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, pursuant to Item 401(f) or Item 404 of Regulation S-K.

         3. DIRECTORSHIPS. Comshare, Codec and MacKinnon agree that upon the execution of this Agreement, the Comshare Board will elect MacKinnon to the Board, and will recommend that shareholders vote for the election of MacKinnon to the Board of Directors at Comshare's 2002 and 2003 Annual Meetings of Shareholders.

            a. Comshare and its Board agree to nominate and support MacKinnon for re-election to the Board of Comshare, as long as this Agreement is in effect and has not been terminated.

            b. MacKinnon will be entitled to receive the identical compensation and benefits being paid to the other non-employee directors of Comshare, including the reimbursement of out-of-pocket expenses incurred in attending Board and committee meetings in accordance with Company policies regarding the same.

            c. Codec shall not provide, and MacKinnon shall not accept, any incentive or compensation that would influence him to recommend or support any significant initiative affecting Comshare and its stockholders.

            d. MacKinnon shall serve on the Compensation Committee, if eligible to do so under applicable rules of the SEC and The Nasdaq Stock Market. At the first meeting of the Board following the 2002 Annual Meeting of Shareholders, the Board will appoint MacKinnon to the Compensation Committee.

         4. INDEPENDENT DIRECTOR. MacKinnon agrees to be bound by all of the terms and conditions of the Standstill Agreement as it relates the Independent Director, and with all of the general terms and conditions of the Standstill Agreement..

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

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                              COMSHARE, INCORPORATED



                              By:      /s/ Dennis G. Ganster
                                       -----------------------------------------
                                       Dennis G. Ganster
                              Its:     Chairman, President and Chief Executive
                                       Officer




                              CODEC SYSTEMS LIMITED



                              By:      /s/ Anthony Stafford
                                       -----------------------------------------

                              Its:     Chief Executive Officer
                                       -----------------------------------------




                              /s/ John H. MacKinnon
                              --------------------------------------------------
                              John H. MacKinnon